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                                                                    EXHIBIT 23.2

                                    CONSENT


     We hereby consent to the references to this firm and our opinions in: the Registration Statement on Form S-1 filed by Virginia Capital Bancshares, Inc. (the "Company"), Fredericksburg, Virginia, and all amendments thereto; in the Form H-(e)1 for the Company, and all amendments thereto; and in the Application for Conversion on Form AC filed by Fredericksburg Savings and Loan Association, F.A. (the "Bank"), and all amendments thereto, relating to the conversion of the Bank from a federally-chartered mutual savings and loan association to a federally-chartered stock savings bank, the concurrent issuance of the Bank's outstanding capital stock to the Company, a holding company formed for such purpose, and the offering of the Company's common stock.


                                             MULDOON, MURPHY & FAUCETTE

                                             /s/ Muldoon, Murphy & Faucette

Dated this 11th day of
September, 1998